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EXHIBIT 32

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Syntel, Inc. (the "Company") on Form 10-K for the year ended December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Bharat Desai, Chairman, President, and Chief Executive Officer of the Company and Revathy Ashok, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Annual Report on Form 10-K of the Company for the year ended December 31, 2005 fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Annual Report on the Company for the year ended December 31, 2005 fairly presents, in all material respects, the financial condition and result of operations of the Company as of and for the periods covered in this Report


/s/ Bharat Desai
-------------------------------------
Bharat Desai
Syntel, Inc.
Chairman, President, and
Chief Executive Officer
March 14, 2006


/s/ Revathy Ashok
-------------------------------------
Revathy Ashok
Syntel, Inc.
Chief Financial Officer
March 14, 2006

A signed original of this written statement required by section 906 has been provided to the Company and will be retained by the Company, and furnished to the Securities and Exchange Commission or its staff upon request.


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